UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 19, 2015 (Date of earliest event reported)

Qorvo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36801	46-5288992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7628 Thorndike Road, Greensboro, North Carolina 27409-9421

and

2300 N.E. Brookwood Parkway, Hillsboro, Oregon 97124

(Address of principal executive offices)

(Zip Code)

(336) 664-1233 and (503) 615-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Indenture

On November 19, 2015, Qorvo, Inc. (the “Company”) completed an offering of $450 million aggregate principal amount of its 6.750% Senior Notes due 2023 (the “2023 Notes”) and $550 million aggregate principal amount of its 7.000% Senior Notes due 2025 (the “2025 Notes” and, together with the 2023 Notes, the “Notes”). The Notes were sold in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act.

The Notes were issued pursuant to an indenture, dated as of November 19, 2015 (the “Indenture”), by and among the Company, the Company’s domestic subsidiaries that guarantee the Company’s obligations under its revolving credit facility, as guarantors (the “Guarantors”), and MUFG Union Bank, N.A., as trustee (the “Trustee”). The Company intends to use the net proceeds of the offering of the Notes for general corporate purposes, including share repurchases and the repayment of any amounts outstanding under its revolving credit facility.

Interest will be payable on the 2023 Notes at a rate of 6.750% per annum and on the 2025 Notes at a rate of 7.000% per annum. Interest on both series of Notes will be payable semi-annually on June 1 and December 1 of each year, commencing on June 1, 2016. The 2023 Notes will mature on December 1, 2023, and the 2025 Notes will mature on December 1, 2025.

At any time prior to December 1, 2018, the Company may redeem all or part of the 2023 Notes, at a redemption price equal to 100% of their principal amount, plus a “make whole” premium as of the redemption date, and accrued and unpaid interest. In addition, at any time prior to December 1, 2018, the Company may redeem up to 35% of the original aggregate principal amount of the 2023 Notes with the proceeds of one or more equity offerings, at a redemption price equal to 106.750%, plus accrued and unpaid interest. Furthermore, at any time on or after December 1, 2018, the Company may redeem the 2023 Notes, in whole or in part, at once or over time, at the specified redemption prices set forth in the Indenture plus accrued and unpaid interest thereon to the redemption date (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

At any time prior to December 1, 2020, the Company may redeem all or part of the 2025 Notes, at a redemption price equal to 100% of their principal amount, plus a “make whole” premium as of the redemption date, and accrued and unpaid interest. In addition, at any time prior to December 1, 2018, the Company may redeem up to 35% of the original aggregate principal amount of the 2025 Notes with the proceeds of one or more equity offerings, at a redemption price equal to 107.000%, plus accrued and unpaid interest. Furthermore, at any time on or after December 1, 2020, the Company may redeem the 2025 Notes, in whole or in part, at once or over time, at the specified redemption prices set forth in the Indenture plus accrued and unpaid interest thereon to the redemption date (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The Indenture contains customary events of default, including, among other things, payment default, exchange default, failure to provide certain notices thereunder and certain provisions related to bankruptcy events. The Indenture also contains customary negative covenants.

The Notes have not been registered under the Securities Act, or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This Current Report on Form 8-K (this “Report”) does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer, solicitation or sale of, the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The description of the Indenture and the Notes in this Report is a summary and is qualified in its entirety by reference to the text of the Indenture, which is filed as Exhibit 4.1 to this Report and incorporated herein by reference.

Registration Rights Agreement

In connection with the offering of the Notes, the Company entered into a Registration Rights Agreement, dated as of November 19, 2015 (the “Registration Rights Agreement”), with the Guarantors party thereto, on the one hand, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers of the Notes (the “Initial Purchasers”), on the other hand.

Under the Registration Rights Agreement, the Company and the Guarantors have agreed to use their commercially reasonable efforts to (i) file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement (the “Exchange Offer Registration Statement”) relating to the registered exchange offer (the “Exchange Offer”) to exchange the Notes for a new series of the Company’s exchange notes having terms substantially identical in all material respects to, and in the same aggregate principal amount, as the Notes, (ii) cause the Exchange Offer Registration Statement to be declared effective by the SEC; and (iii) cause the Exchange Offer to be consummated no later than the 360th day after November 19, 2015 (or if such 360th day is not a business day, the next succeeding business day). The Company and the Guarantors have also agreed to use their commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously and keep the exchange offer open for a period of not less than the minimum period required under applicable federal and state securities laws to consummate the Exchange Offer.

Under certain circumstances, the Company and the Guarantors have agreed to use their commercially reasonable efforts to (i) file a shelf registration statement relating to the resale of the Notes as promptly as practicable, and (ii) cause the shelf registration statement to be declared effective by the SEC as promptly as practicable. The Company and the Guarantors have also agreed to use their commercially reasonable efforts to keep the shelf registration statement continuously effective until one year after its effective date (or such shorter period that will terminate when all the Notes covered thereby have been sold pursuant thereto).

If the Company fails to meet any of these targets, the annual interest rate on the Notes will increase by 0.25% during the 90-day period following the default, and will increase by an additional 0.25% for each subsequent 90-day period during which the default continues, up to a maximum additional interest rate of 1.0% per year. If the Company cures the default, the interest rate on the Notes will revert to the original level.

The description of the Registration Rights Agreement in this Report is a summary and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, which is filed as Exhibit 4.2 to this Report and incorporated herein by reference.

The Company has various relationships with the Initial Purchasers of the Notes. Certain of the Initial Purchasers and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with the Company and its affiliates. In addition, certain of the initial purchasers or their respective affiliates have a lending relationship with the Company. These initial purchasers, or their respective affiliates, have received, and may in the future receive, customary fees and expenses for those services.

Item 2.03. Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required to be disclosed pursuant to this Item 2.03 in connection with the matters described under Item 1.01 of this Report is incorporated herein by reference.

Item 8.01. Other Events.

On November 19, 2015, the Company issued a press release announcing that it had closed its previously announced offering of $450 million aggregate principal amount of 2023 Notes and $550 million aggregate principal amount of 2025 Notes in a private offering to certain institutions that then resold the notes (i) to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and (ii) to certain non-U.S. persons in accordance with Regulation S under the Securities Act. A copy of the press release is attached as Exhibit 99.1 to this Report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) List of Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of November 19, 2015, among Qorvo, Inc., the Guarantors party thereto and MUFG Union Bank, N.A., as Trustee.

4.2	Registration Rights Agreement, dated as of November 19, 2015, by and among Qorvo, Inc., the Guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several Initial Purchasers named therein.

99.1	Press release, dated November 19, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Qorvo, Inc.

By:	/s/ Steven J. Buhaly
Steven J. Buhaly Chief Financial Officer

Date: November 19, 2015

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of November 19, 2015, among Qorvo, Inc., the Guarantors party thereto and MUFG Union Bank, N.A., as Trustee.

4.2	Registration Rights Agreement, dated as of November 19, 2015, by and among Qorvo, Inc., the Guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several Initial Purchasers named therein.

99.1	Press release, dated November 19, 2015.